CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

STOCK OPTION AWARD AGREEMENT

CARPENTER TECHNOLOGY CORPORATION (the "Company") grants this STOCK OPTION to the individual identified below (the "Eligible Director").  Capitalized terms used herein without definition have the respective meanings ascribed to them in the CARPENTER TECHNOLOGY CORPORATION STOCK-BASED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS, as amended through August 24, 2006, to be effective June 29, 2006 (the "Plan"); the terms, conditions and provisions of which are applicable to the Award evidenced hereby and incorporated herein by reference.

1.     Grant of Option.  The Eligible Director has been granted a non-qualified stock option (the "Option") to purchase the number of Shares set forth below (the "Option Shares") pursuant to the terms of the Plan.

2.     Price.  The purchase price per Option Share is set forth below.

3.     Term of Exercise.  The total Option Shares shall become exercisable after completion of one year of Board service immediately following the Grant Date and shall continue to be exercisable within the period beginning on that date and ending on the tenth anniversary of the Grant Date, except as otherwise provided under the terms of the Plan.

4.     Payment.  Notice of the Eligible Director's intention to exercise all or a portion of the Option shall be given (in accordance with the procedures established by the Company from time to time) by the Eligible Director or, in the case of death of the Eligible Director, his/her legal representative.  The form of payment is to be specified in such notice.  Full payment for Option Shares purchased shall be made to the Plan Administrator, as specified in the guidelines, following delivery to the Plan Administrator of notice of intention to exercise.

5.     Binding Effect.  Subject to the terms of the Plan, the terms of this Option shall be binding upon, and inure to the benefit of, both the Company, its successors and assigns, and the Eligible Director, his/her heirs and personal representatives.

6.     Plan Compliance.  The Eligible Director should be aware that the terms of this Option, including methods for exercise, may be modified without the consent of the Eligible Director to comply with applicable law, stock exchange or accounting requirements.

CARPENTER TECHNOLOGY CORPORATION

By:

M. David Kornblatt

Sr. Vice President-Finance
and Chief Financial Officer

Name of Eligible Director:

Number of Option Shares:

Purchase Price per Option Share:

Award Date: